EXHIBIT 16.1


   [MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C. LETTERHEAD]


Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Runcorp, Inc. dated August 8, 2002.

                      /s/
                      MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                      Certified Public Accountants


New York, New York
August 15, 2002